Eaton Corporation
Third Quarter 2009 Report on Form 10-Q
Item 6
Exhibit 32.1
Certification
This written statement is submitted in accordance with Section 1350 of Chapter 63 of Title 18 of the United States Code adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. It accompanies Eaton Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 (“10-Q Report”).
I hereby certify that, based on my knowledge, the 10-Q Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C 78m), and information contained in the 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of Eaton Corporation and its consolidated subsidiaries.

Date: November 5, 2009	/s/ Alexander M. Cutler
Alexander M. Cutler
Chairman and Chief Executive Officer; President

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